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                                                                     Exhibit 5.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Auditors, Transfer Agent and Registrar" in the Registration Statement (Form F-10) dated November 17, 2004 and related Prospectus of Placer Dome Inc. dated November 16, 2004 for the registration of its common shares and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements of Placer Dome Inc. prepared in accordance with Canadian generally accepted accounting principles as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements of Placer Dome Inc. prepared in accordance with United States generally accepted accounting principles included in its Annual Report (Form 40-F), for the year ended December 31, 2003, as amended by Amendment No. 1 on Form 40-F/A, filed with the Securities and Exchange Commission.



Vancouver, Canada                                      /s/ Ernst & Young LLP
November 17, 2004                                          Chartered Accountants